EXHIBIT A

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the common shares, par value $0.0001 per share, and American Depositary Shares, each representing one common share, of VisionChina Media Inc., a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Remainder of this page has been left intentionally blank.]

Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the 12th day of February 2009.

Milestone Capital Partners Limited	By:	/s/ Wan Yuen Ho
	Name:	Wan Yuen Ho
	Title:	Authorized Signatory

Milestone China Opportunities Fund II, L.P.	By:	/s/ Yunli Lou
	Name:	Yunli Lou
	Title:	Authorized Signatory

Milestone Mobile TV Media Holdings I Limited	By:	/s/ Yunli Lou
	Name:	Yunli Lou
	Title:	Director

Milestone Mobile TV Media Holdings II Limited	By:	/s/ Yunli Lou
	Name:	Yunli Lou
	Title:	Director

Milestone Mobile TV Media Holdings III Limited	By:	/s/ Yunli Lou
	Name:	Yunli Lou
	Title:	Director